As filed with the Securities and Exchange Commission on August 7, 1996
                                                           Registration No. 333-
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                VITAL SIGNS, INC.
             (Exact name of registrant as specified in its charter)

         New Jersey                                                   11-2279807
(State or other jurisdiction of                               (I.R. S. Employer)
incorporation or organization)                               Identification No.)

20 Campus Road, Totowa, New Jersey                                    07512
(Address of Principal Executive Offices)                            (Zip Code)

               VITAL SIGNS, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                Anthony J. Dimun
                                Vital Signs, Inc.
                                 20 Campus Road
                            Totowa, New Jersey 07512
                                  201-790-1330
            (Name, address and telephone number, including area code,
                              of agent for service)

                                 with a copy to:
                            Peter H. Ehrenberg, Esq.
                Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.
                              65 Livingston Avenue
                           Roseland, New Jersey 07068

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                    Proposed          Proposed
Title of                             maximum          maximum
securities                          offering          aggregate        Amount of
to be           Amount to be        price per         offering      registration
registered       registered          unit (1)          price             fee

Common Stock,
no par value    300,000 shares(2)    $19.875         $5,962,500      $2,057
- --------------------------------------------------------------------------------

(1) Pursuant to Rule 457, the proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low sales prices of the Common Stock of the registrant reported on the National Market System of the National Association of Securities Dealers Automated Quotation System on August 6, 1996.

(2) Plus such indeterminate number of additional shares as shall become issuable pursuant to the anti-dilution provisions of the above-mentioned Plan.
- --------------------------------------------------------------------------------

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, filed by Vital Signs, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC"), are hereby incorporated by reference:

          (a) the Company's Annual Report on Form 10-K for the year ended September 30, 1995;

          (b) the Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 1995 and March 31, 1996; and

         (c) the description of the Common Stock of the Company contained in the Company's most recent registration statement filed under the Securities Exchange Act of 1934 including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (3) of Section 3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Subsection (4) of Section 3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith.

         Subsection (8) of Section 3-5 provides that the indemnification provisions in the law shall not exclude any other rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, a by-law, an agreement, a vote of shareholders, or otherwise. That subsection explicitly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of the corporation (derivative proceedings). The only limit on indemnification of directors and officers imposed by that subsection is that a corporation may not indemnify a director or officer if a judgment has established that the director's or officer's acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt of an improper personal benefit.

         Subsection (9) of Section 3-5 provides that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer against any expenses or liabilities incurred in any proceeding by reason of that person being or having been a director or officer, whether or not the corporation would have the power to indemnify that person against expenses and liabilities under other provisions of the law.

         The Registrant's Restated Certificate of Incorporation contains the following provisions regarding indemnification:

                  "Every person who is or was a director or officer of the corporation, or any such person who serves or served in any capacity with any other enterprise at the request of the corporation, shall be indemnified by the corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director or officer of the corporation, or of serving or having served such other enterprise, whether or not he is a director or officer of the corporation, or continues to serve such other enterprise, at the time the expenses or liabilities are incurred."

          The Registrant's Restated Certificate of Incorporation contains the following provisions regarding certain limitations on the liability of directors and officers:

                           "A director or an officer of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the New Jersey Business Corporation Act as presently in effect or as the same may hereafter be amended. No amendment to or repeal of this Article VI and no amendment, repeal or termination of effectiveness of any law permitting the exemption from liability provided for herein shall apply to or have any effect on the liability or alleged liability of any director or officer for or with respect to any acts or omissions of that director or officer occurring prior to the amendment, repeal or termination of effectiveness."

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         4.1 Registrant's Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended September 30, 1995.

         5.1  Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.

         23.1  Consent of Goldstein Golub Kessler & Company, P.C.

         23.2 Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C. is included in Exhibit 5.1.

         24.1  Power of Attorney

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Totowa, State of New Jersey, on the 7th day of August, 1996.

                                                        VITAL SIGNS, INC.


                                                   By:  /s/Anthony J. Dimun
                                                        ________________________
                                                        Anthony J. Dimun
                                                        Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signatures                    Title                         Date


/s/Terence D, Wall*
_____________________   President, Chief Executive Officer and   August 7, 1996
Terence D. Wall         Director


/s/David S. Bershad*
_____________________    Director                                 August 7, 1996
David J. Bershad


/s/Anthony J. Dimun
_____________________   Executive Vice President, Chief Financial August 7, 1996
Anthony J. Dimun        Officer, Treasurer and Director (Chief
                        Financial and Accounting Officer)


/s/Joseph J. Thomas*
_____________________   Director                                  August 7, 1996
Joseph J. Thomas


/s/John Toedtman*
_____________________   Director                                  August 7, 1996
John Toedtman


/s/Barry Wicker*
_____________________   Director                                  August 7, 1996
Barry Wicker



                         *By: /s/Anthony J. Dimun
                              __________________________
                              Anthony J. Dimun
                              Attorney-in-Fact



                                  EXHIBIT INDEX


    Exhibit No.             Description                                 Page No.

      4.1 Registrant's Restated Certificate of Incorporation (incorporated by reference)

      5.1        Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.

     23.1        Consent of Goldstein Golub Kessler & Company, P.C.

     23.2 Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C. is included in Exhibit 5.1

     24.1        Power of Attorney